Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

dated as of July 21, 2009

by and among

SAFESTITCH MEDICAL, INC.

AND

THE PURCHASERS SET FORTH ON
THE SIGNATURE PAGES HERETO

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of July 21, 2009, by and between SafeStitch Medical, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 4400 Biscayne Boulevard, Suite A-100, Miami, Florida 33137 (the “Principal Office”), and the purchasers whose names and addresses are set forth on the signature pages hereto (the “Purchasers”).  Certain capitalized terms used but not defined herein shall have the respective meanings set forth on Schedule 1 attached hereto.

IN CONSIDERATION of the mutual covenants contained in this Agreement, and intending to be legally bound hereby, the Company and the Purchasers agree as follows:

SECTION 1.          Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, and the filing with the Secretary of State of the State of Delaware of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the 10.0% Series A Cumulative Convertible Preferred Stock, and Qualifications, Limitations and Restrictions Thereof, substantially in the form attached hereto as Exhibit A (the “Certificate of Designation”), the Company has authorized the issuance and sale to the Purchasers in a private placement of up to an aggregate of 2,000,000 shares of 10.0% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (each, a “Share”).

SECTION 2.          Agreement to Sell and Purchase the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3), the Company shall issue and sell to each Purchaser, and such Purchaser shall buy from the Company, the number of Shares set forth on such Purchaser’s signature page hereto for an aggregate purchase price equal to the number of such Shares purchased by such Purchaser multiplied by the per-Share purchase price of $1.00 (the “Purchase Price”).

SECTION 3.          Closing

3.1           Delivery of the Shares at the Closing.  The completion of the purchase and sale of Two Million (2,000,000) Shares (the “Closing”) shall occur at the Principal Office as soon as practicable and as agreed to by the parties hereto, on the date of and concurrently with the execution of this Agreement, or on such later date or at such different location as the parties hereto shall mutually agree, but not prior to the date on which the Closing Conditions (as defined below) have been satisfied or waived (the “Closing Date”).

3.2           Closing Deliverables.  At the Closing, the Company shall deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser, or, if so indicated on such Purchaser’s Stock Certificate Questionnaire, the form of which is attached hereto as Appendix I (the “Stock Certificate Questionnaire”), in such other name(s) as designated by such Purchaser, evidencing the number of Shares set forth on such Purchaser’s signature page attached hereto, each bearing a restrictive legend, substantially in the form set forth in Section 6.2.

3.3           Conditions to the Company’s Obligations.  The Company’s obligation to complete the sale of the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, unless otherwise waived (“Company Closing Conditions”):

 (a)           receipt by the Company of immediately available funds in the full amount of the aggregate purchase price for all Shares being purchased at the Closing;

 (b)           each of the representations and warranties of each Purchaser set forth in Section 5 shall be true and correct on the date of the Closing; and

 (c)           each Purchaser shall have performed and complied with all covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by such Purchaser on or prior to the Closing.

3.4           Conditions to Purchasers’ Obligations.  Each Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, unless otherwise waived (“Purchaser Closing Conditions” and, together with the Company Closing Conditions, the “Closing Conditions”):

 (a)           each of the representations and warranties of the Company set forth in Section 4 that is qualified by materiality or material adverse effect or words of similar effect shall be accurate in all respects on the Closing Date (except to the extent any such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate as of such date), and each of the representations and warranties of the Company set forth in Section 4 that is not so qualified shall be accurate in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate in all material respects as of such date);

 (b)           the Company shall have performed and complied with all covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing; and

 (c)           the Certificate of Designation shall have been filed with, and accepted for filing by, the Secretary of State of the State of Delaware.

SECTION 4.          Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to the Purchasers as follows:

4.1           Issuance of Shares.  The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Company’s issuance and sale of the Shares.  The Shares, when issued and delivered and paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of any Encumbrances (other than as arising under applicable securities laws or this Agreement).  Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 5 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

4.2           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the Company.

4.3           Charter and Bylaws.  The Company’s Charter and Bylaws, as amended or restated to date, as filed with the SEC, are a complete and correct copy of such documents as in effect on the date hereof.

4.4           Capitalization.  As of the date hereof, the Company is authorized to issue 250,000,000 shares of capital stock, consisting of 225,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).  As of June 15, 2009, there were (i) 17,962,718 shares of Common Stock issued and outstanding, and (ii) no shares of the Preferred Stock issued or outstanding.  All such outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  Except as disclosed in the SEC Documents, as of the date hereof, there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.

4.5           Authorization, Enforceability and Related Matters.  (i) The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; (ii) the making and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein will not violate any provision of the Company’s Charter or Bylaws or, except to the extent that it would not have a Material Adverse Effect on the Company or adversely affect the Company’s ability to consummate the transactions contemplated hereby, conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company; (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required in respect of the Company’s execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement; (iv) upon the execution and mutual delivery of this Agreement by the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws; and (v) there is not in effect any order enjoining or restraining the Company from entering into or engaging in any of the transactions contemplated by this Agreement.

4.6           Brokers or Finders.  No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other person or entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliate.

4.7           SEC Documents.  The Company has made available to the Purchasers true and complete copies of all SEC Documents.  As of their respective dates (or if amended, as of the date of the last amendment filed prior to the date hereof), the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.8           Company Financial Statements.  The financial statements, together with any notes thereto, included in the Company’s Annual Report on Form 10-K as filed with the SEC on March 27, 2009 and the Company’s Quarterly Report on Form 10-Q as filed with the SEC on May 13, 2009 fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended.  Such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis except as expressly noted therein and subject in the case of the unaudited financial statements to year-end adjustments.

4.9           Material Changes; Undisclosed Events, Liabilities or Developments. Since March 31, 2009, except as specifically disclosed in any SEC Document filed subsequent to March 31, 2009 and prior to the date hereof:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any of its officers, directors or Affiliates.  As of the date hereof, except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition that is required to be disclosed by the Company under applicable securities laws.

4.10        Full Disclosure.  No representation or warranty made by the Company in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading.

SECTION 5.          Representations, Warranties and Covenants of the Purchasers.  Each Purchaser severally, and not jointly with any other Purchaser, represents and warrants to the Company that:

5.1           Experience.  (i) Such Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, and is making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and/or comparable entities, has the ability to bear the economic risks of an investment in the Shares and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares; (ii) such Purchaser is acquiring the number of Shares set forth on such Purchaser’s signature page attached hereto for its own account, solely for investment and with no present intention to distribute any of such Shares and is subject to no arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”) and any applicable state securities laws; (iv) such Purchaser has, in connection with its decision to purchase the number of Shares set forth on such Purchaser’s signature page attached hereto, relied solely upon the representations and warranties of the Company contained in this Agreement; (v) such Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vi) such Purchaser is either a “qualified institutional buyer” as defined by Rule 144A promulgated under the Securities Act or an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2           Reliance on Exemptions.  Such Purchaser understands that the Shares and the Common Stock issuable upon conversion of the Shares (the “Conversion Shares” and, together with the Shares, the “Securities”) are being offered and sold to in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of such Purchaser contained in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

5.3           Confidentiality.  Such Purchaser understands that this Agreement, the information contained in all materials provided to the Purchaser by the Company and its representatives, including any information conveyed orally, in connection with the transactions contemplated hereunder (“Confidential Information”), is strictly confidential and proprietary to the Company and is being provided to such Purchaser solely for such Purchaser’s confidential use in connection with the transactions contemplated hereunder.  Such Purchaser agrees to use the Confidential Information solely for the purpose of evaluating a possible investment in the Shares, and such Purchaser acknowledges that it is prohibited from distributing, divulging or discussing any Confidential Information, in whole or in part, with any Person, except to such Purchaser’s financial, investment or legal advisors (such Persons, “Authorized Advisors”), solely to the extent necessary for such Authorized Advisors to assist such Purchaser with its proposed investment in the Shares. To the extent that such Purchaser provides, directly or indirectly, any Confidential Information to any Authorized Advisor, such Purchaser shall ensure that such Authorized Advisor maintain the confidentiality of the Confidential Information to the same extent applicable to such Purchaser as set forth in this Section 5.3.  Confidential Information does not include any information that is or becomes publicly available through no fault of such Purchaser, or that such Purchaser is required to disclose pursuant to applicable law, regulation or legal process; provided, however, that if such Purchaser is requested or ordered to disclose any Confidential Information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order so that the Company may seek an appropriate protective order.

5.4           Investment Decision.  Such Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.5           Risk of Loss.  Such Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment, and such Purchaser has full cognizance of and understands all of the risk factors related to its purchase of the Shares, including, but not limited to, those set forth in the SEC Documents.  The Purchaser understands that no representation is being made as to the future value of the Securities.

5.6           Residency.  Such Purchaser’s principal executive offices, or primary residence, as applicable, are in the jurisdiction set forth on such Purchaser’s signature page attached hereto.

5.7           Authorization, Enforceability and Related Matters.  (i) Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) the making and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated herein will not violate any provision of the organizational documents of such Purchaser (if not a natural person) or, except to the extent that it would not have a Material Adverse Effect on such Purchaser’s ability to consummate the transactions contemplated hereby, conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which such Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body; administrative agency or other governmental agency or body applicable to such Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required in respect of such Purchaser’s execution and delivery of this Agreement or the consummation by such Purchaser of the transactions contemplated by this Agreement; (iv) upon the execution and mutual delivery of this Agreement by the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws; and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.8           Brokers or Finders.  No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other person or entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Purchaser or of its Affiliates.

SECTION 6.          Restrictions on Transfer.

6.1           Restrictions on Transfer.  The Securities may be disposed of only in compliance with state and federal securities laws.  In connection with any transfer of any Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

6.2           General Legend.  Each Purchaser agrees that a restrictive legend, in substantially the following form, shall be imprinted on the Securities:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SAFESTITCH MEDICAL, INC., A DELAWARE CORPORATION, AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

SECTION 7.          Survival of Representations, Warranties and Agreements.  All covenants, representations and warranties made by the Company and the Purchasers herein and in any documents delivered pursuant hereto shall survive for a period of one (1) year following the later of the execution of this Agreement or the Closing.

SECTION 8.          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint (or joint and several) with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The decision of a Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser.  Nothing contained in this Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement.

SECTION 9.          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the Company and the Purchasers as follows or at such other addresses as the Company or any Purchaser may designate upon ten (10) days’ advance written notice to the other party:

(a)           if to the Company, to:

SafeStitch Medical, Inc.
4400 Biscayne Boulevard
Suite A-100
Miami, FL 33137
Attn.: Adam S. Jackson

(b)           if to a Purchaser, at its address as set forth on such Purchaser’s signature page attached hereto.

SECTION 10.        Amendments.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.  No waiver of any provision this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 11.        Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.        Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.        Governing Law.  This Agreement and any disputes or claims arising out of or in connection with its subject matter shall be governed by and construed in accordance with the laws of the State of Florida without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply. The parties hereto acknowledge and agree that venue and jurisdiction for any claim, suit or controversy related to or arising out of this Agreement shall lie in the state or federal courts located in Miami-Dade County, Florida.  THE PARTIES HEREBY WAIVE THE RIGHT TO JURY TRIAL OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THEM.

SECTION 14.        Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

SECTION 15.        Entire Agreement.  This Agreement (including the Exhibits, Schedules and Appendices attached hereto) and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 16.        Fees and Expenses.  Except as expressly set forth herein, the Company, on the one hand, and each Purchaser, on the other hand, shall pay their respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 17.        Parties.  This Agreement is made solely for the benefit of and is binding upon the Purchasers and the Company, and no other person shall acquire or have any right under or by virtue of this Agreement.

SECTION 18.        Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.  This Agreement and the rights of each Purchaser hereunder may be assigned by said Purchaser only with the prior written consent of the Company.  The Company may not assign this Agreement without the written consent of each of the Purchasers.

SECTION 19.        Further Assurances.  Each party agrees to cooperate fully with the other parties hereto and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 20.        Liability Not Affected by Knowledge or Waiver.  The right to recovery of losses or other remedy based upon breach of representations, warranties or covenants will not be affected by any investigation conducted, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance or noncompliance with any such representation, warranty, or covenant.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

SAFESTITCH MEDICAL, INC.

By:	/s/ Adam S. Jackson
Name:	Adam S. Jackson
Title:	Chief Financial Officer

Company Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASER(S):

If a corporation or other entity:	UniMed Investment, Inc.
(name of corporation or entity)

	By:	/s/ William Lu
	Name:	William Lu
	Title:	Chairman & CEO

If an individual:
Name:

Name (co-purchaser, if any):

Number of Shares Purchased:	2,000,000 Shares

Contact Information	Address:

Telephone:__________________________________________
Facsimile:___________________________________________
E-mail:______________________________________________

Purchaser Signature Page to Securities Purchase Agreement

Appendix I

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

PURCHASER

By:
Its:

Schedule 1

CERTAIN DEFINED TERMS

Definitions.  The following terms, whenever used herein, shall have the following respective meanings for all purposes of this Agreement.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person.  For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time.

“Encumbrances” means any and all liens, encumbrances, charges, mortgages, deeds of trust, options, pledges, restrictions on transfer, preemptive rights, rights of first refusal or offer, security interests, hypothecations, easements, rights-of-way or encroachments of any nature whatsoever, whether voluntarily incurred or arising by operation of law.

“Governmental Authority” means any nation or country (including but not limited to the United States) and any state, commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

“Material Adverse Effect” means a material adverse effect on the business, results of operations, properties or assets of a Person; provided, however, that “Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets of a Person arising out of or attributable to (i) economic conditions affecting the United States generally, (ii) conditions or effects affecting the capital markets in the United States generally or (iii) effects relating to the announcement of the execution of this Agreement or otherwise to the pendency of the transactions contemplated hereby, except to the extent that the impact of any of the conditions or events described in the foregoing clauses (i), (ii) or (iii) disproportionally affects such Person.

“Person” means any individual, corporation (including any not-for-profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

S-1-1

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means each form, report, schedule, statement and other document filed or required to be filed by the Company with the SEC pursuant to the 1934 Act through the date hereof, including any filed amendment to such document, whether or not such amendment is required to be so filed.  “SEC Documents” does not include any information furnished to the SEC, including, but not limited to, information under Items 2.02, 7.01 or 9.01 of Form 8-K.

S-1-2